Exhibit 99.(e)(3)

Execution copy

THIRD AMENDMENT TO
DISTRIBUTION AGREEMENT

This Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated the 31st day of May, 2017 by and between American Beacon Funds and American Beacon Select Funds, each a Massachusetts business trust that acts as an open-end investment company (each a “Client” and, collectively, the “Clients”) and Foreside Fund Services, LLC, a Delaware limited liability company (“Foreside”) is entered into as of November 15, 2017 (the “Effective Date”).

WHEREAS, Foreside and the Client(s) desire to amend Schedule 1 of the Agreement to update the Funds to update Classes of the Clients to include the American Beacon Grosvenor Long/Short Fund Ultra Class share; and

WHEREAS, the parties may amend Schedule 1 in accordance with Sections 7.5 and 8 of the Agreement;

NOW THEREFORE, for good and valuable consideration; the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.	Schedule 1 to the Agreement is hereby amended and restated as attached hereto;

II	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS

By:
Gene L. Needles, Jr., President

FORESIDE FUND SERVICES, LLC

By:
Mark A. Fairbanks, Vice President

Execution copy

AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS
DISTRIBUTION AGREEMENT

Schedule 1
Funds and Classes of the Clients

As of November 15, 2017

Funds	Classes
i. American Beacon Funds
Acadian Emerging Markets Managed Volatility Fund	Institutional, Investor, A, C, Y
AHL Managed Futures Strategy Fund	Institutional, Investor, A, C, Y
Alpha Quant Core Fund	Institutional, Investor, Y
Alpha Quant Dividend Fund	Institutional, Investor, Y
Alpha Quant Quality Fund	Institutional, Investor, Y
Alpha Quant Value Fund	Institutional, Investor, Y
ARK Transformational Innovation Fund	Institutional, Investor, Y
Bahl & Gaynor Small Cap Growth Fund	Institutional, Investor, A, C, Y
Balanced Fund	Institutional, Investor, Advisor, A, C, Y
Bridgeway Large Cap Growth Fund	Institutional, Investor, A, C, Y
Bridgeway Large Cap Growth II Fund	Institutional, Investor, A, C, Y
Bridgeway Large Cap Value Fund	Institutional, Investor, A, C, Y, R6
Crescent Short Duration High Income Fund	Institutional, Investor, A,C, Y
Flexible Bond Fund	Institutional, Investor, A, C, Y
Garcia Hamilton Quality Bond Fund	Institutional, Investor, Y
GLG Total Return Fund	Institutional, Investor, A, C, Y, Ultra
Global Evolution Frontier Markets Income Fund	Institutional, Investor, A, C, Y
Grosvenor Long/Short Fund	Institutional, Investor, A, C, Y, Ultra
International Equity Fund	Institutional, Investor, Advisor, A, C, Y, R6
Ionic Strategic Arbitrage Fund	Institutional, Investor, A, C, Y
Large Cap Value Fund	Institutional, Investor, Advisor, A, C, Y, R6
Mid-Cap Value Fund	Institutional, Investor, Advisor, A, C, Y
Numeric Integrated Alpha Fund	Institutional, Investor, Y, Ultra
SGA Global Growth Fund	Institutional, Investor, A, C, Y
Shapiro Equity Opportunities Fund	Institutional, Investor, Y
Shapiro SMID Cap Equity Fund	Institutional. Investor, Y
SiM High Yield Opportunities Fund	Institutional, Investor, A, C, Y
Small Cap Value Fund	Institutional, Investor, Advisor, A, C, Y, R6,
Sound Point Floating Rate Income Fund	Institutional, Investor, A, C, Y, SP
Stephens Mid-Cap Growth Fund	Institutional, Investor, A, C, Y
Stephens Small Cap Growth Fund	Institutional, Investor, A, C, Y
The London Company Income Equity Fund	Institutional, Investor, A, C, Y
TwentyFour Strategic Income Fund	Institutional, Investor, Y, Ultra
Zebra Small Cap Equity Fund	Institutional, Investor, A, C, Y
ii. American Beacon Select Funds
U.S. Gov’t. Money Market Select Fund	Select